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                                                                    EXHIBIT 11.2

                           VMX, INC. AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                  FISCAL YEARS ENDED JUNE 30
                                                                -------------------------------
                                                                 1991        1992        1993
                                                                -------     -------     -------
PRIMARY EARNINGS
  Net Income..................................................  $(4,211)    $ 5,051     $ 7,036
                                                                -------     -------     -------
                                                                -------     -------     -------
  Shares:
  Weighted average number of common shares outstanding........   25,311      25,583      25,895
  Dilutive effect of outstanding stock options (as determined
     by the application of the treasury stock method).........       --(1)    1,086       1,646
                                                                -------     -------     -------
                                                                 25,311      26,669      27,541
                                                                -------     -------     -------
                                                                -------     -------     -------
  Primary earnings (loss) per common share....................  $ (0.17)    $  0.19     $  0.26
                                                                -------     -------     -------
                                                                -------     -------     -------
FULLY DILUTED EARNINGS*
  Net Income..................................................  $(4,211)    $ 5,051     $ 7,036
                                                                -------     -------     -------
                                                                -------     -------     -------
  Shares:
  Weighted average number of common shares outstanding........   25,311      25,583      25,895
  Dilutive effect of outstanding stock options (as determined
     by the application of the treasury stock method).........       --(2)    1,129       1,993
                                                                -------     -------     -------
                                                                 25,311      26,712      27,888
                                                                -------     -------     -------
                                                                -------     -------     -------
          Fully diluted earnings (loss) per common share......  $ (0.17)    $  0.19     $  0.25
                                                                -------     -------     -------
                                                                -------     -------     -------


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 *  This computation is submitted in accordance with Securities Exchange Act of
    1934 Release No. 9083 although not required by APB Opinion No. 15 because it results in dilution of less than three percent.

(1) Due to the net loss in fiscal 1991, the effect of stock options on the earnings per share computation is antidilutive and is not included in the summary. The number of options assumed converted under the treasury stock method for fiscal 1991 is 497,000 which, when factored into the per share computation, results in a primary loss per share of $0.16.

(2) Due to the net loss in fiscal 1991, the effect of stock options on the earnings per share computation is anti-dilutive and is not included in the summary. The number of options assumed converted under the treasury stock method for fiscal 1991 is 942,000 which, when factored into the per share computation, results in a fully diluted loss per share of $0.16.